EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement"), is made and entered into as of the 6th day of June, 2001, by and between CraftClick.com, Inc., a Delaware corporation (the "Employer"), and Scott R. Smith (the "Executive").

                                    RECITALS

         A. The Employer desires to employ the Executive as an officer of the Employer for a specified term and the Executive is willing to accept such employment upon the terms and conditions hereinafter set forth.

         B. The Employer recognizes that circumstances may arise in which a change of control of the Employer through acquisition or otherwise may occur thereby causing uncertainty of employment without regard to the competence or past contributions of the Executive which uncertainty may result in the loss of valuable services of the Executive and the Employer and the Executive wish to provide reasonable security to the Executive against changes in the employment relationship in the event of any such change of control.

         NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter contained, it is covenanted and agreed by and between the parties hereto as follows:

                                   AGREEMENTS

         1. Position and Duties. The Employer hereby employs the Executive as Chief Executive Officer and President of the Employer or in such other senior executive capacity as shall be mutually agreed between the Employer and the Executive. During the period of the Executive's employment hereunder, the Executive shall devote his best efforts and full business time, energy, skills and attention to the business and affairs of the Employer. The Executive's duties and authority shall consist of and include all duties and authority customarily performed and held by persons holding equivalent positions with business organizations similar in nature and size to the Employer, as such duties and authority are reasonably defined, modified and delegated from time to time by the Board of Directors of the Employer (the "Board"). The Executive shall have the powers necessary to perform the duties assigned to him and shall be provided such supporting services, staff, secretarial and other assistance, office space and accoutrements as shall be reasonably necessary and appropriate in the light of such assigned duties.

         2. Compensation. As compensation for the services provided, and to be provided by the Executive hereunder, the Executive shall receive the following compensation, expense reimbursement and other benefits:

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                  (a) Base Compensation.

                      (i.) During the term of his employment by the Company, the Executive shall receive an annual minimum base salary of One Hundred Thirty Thousand Dollars ($130,000), payable in installments in accordance with the regular payroll schedule of the Employer. Such base salary shall be subject to review annually beginning on the first day of the fiscal year immediately following the date on which payments begin under this section, and shall be maintained or increased during the term hereof in accordance with the Employer's established management compensation policies and plans; provided however, that for the second and third year after the first year in which there is an increase in base salary under this section, the minimum annual increase in base salary the Employee shall receive is ten percent of the annual minimum base salary in the preceding year. The Executive has agreed to defer base compensation in whole and/or in part until such time that the Employer has the funding (whether in the form of equity, debt, line of credit, revenue or other form) to support the agreed upon salary. The Executive's base salary has been deferred since January 1, 2000 to reflect services prior to formation of the corporation. The Executive has not waived this salary, and it and remains due and payable. The Employer agrees to pay such compensation in accordance with the terms of this Agreement.

                      (ii.) During the term of his performing the functions of a consultant after the termination of his direct employment by the Company, the Executive shall receive a base salary equal to 1.5 times the annual amount of the base annual salary paid in the last period of employment with the company. Such amount will be paid in installments in accordance with the regular payment schedule of the Company.

                      (iii.) The Executive shall also be entitled to salary for any and all periods during which his salary has been or will be deferred. This includes, without limitation, the time from January 1, 2000 through the date of this Agreement, and until such time as the Employer shall commence payment of compensation under this Agreement.

                 (b) Performance Bonus. In addition to any stock or stock based compensation which may be awarded to the Employee under the Employer's Stock Incentive Plan or other stock based compensation plans, the Executive shall receive an annual cash bonus, during the term of his employment by the Company, in an amount not less than Twenty-Five Thousand Dollars ($25,000), payable

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within 45 days after the end of any fiscal year of the Employer during which this Agreement is in effect, which shall be based upon predetermined and agreed upon performance criteria mutually agreed upon by the Executive and the Board. Performance bonuses will be tied to achieving specified corporate goals or milestones, established by the Board of Directors, including, without limitation, the following milestones: (1) completion of working prototypes of the CDA(TM) product; (2) beta launch of a wireless portal; (3) securing of commitments for funding; (4) revenue goals, shipment goals, or subscription levels established at meetings of the Board; and/or (5) bringing the company public.

                 (c) Automobile Allowance. During the term of his employment by the Company, the Executive shall receive an automobile allowance which shall provide a payment to the Executive, after required withholding taxes, equal to Seven Hundred dollars ($700.00) per month, beginning on the date base salary begins to be paid under subsection (a). Such allowance shall be subject to review annually at the time of each review of base salary and shall be maintained or increased during the term hereof in accordance with the Employer's established management policies and plans, or Board decision. In addition to the automobile allowance described above, the Employer shall also include the Executive under its general corporate automobile insurance program and pay all expenses thereof. This allowance will be deferred until such time that the company has adequate funding or revenues to support paying this expense.

                 (d) Reimbursement of Expenses. During both the term of his employment and his subsequent consultancy with the Company, the Executive shall be reimbursed, upon submission of appropriate vouchers and supporting documentation, for all travel, entertainment and other out-of-pocket expenses reasonably and necessarily incurred by the Executive in the performance of his duties hereunder and shall be entitled to attend seminars, conferences, trade shows and meetings relating to the business of the Employer consistent with the Employer's established policies in that regard.

                 (e) Other Benefits. During both the term of his employment and his subsequent consultancy with the Company, the Executive shall be entitled to all benefits specifically established for him and, when and to the extent he is eligible therefor, to participate in all plans and benefits generally accorded to executives of the Employer, including, but not limited to, pension, profit-sharing, supplemental retirement, incentive compensation, bonus, disability income, split-dollar life insurance, group life, medical and hospitalization insurance, and similar or comparable plans, and also to perquisites extended to similarly situated executives, provided, however, that such plans, benefits and perquisites shall be no less than those made available to all other employees of the Employer. Additionally, the Executive shall be entitled to medical, hospital and dental insurance, term life insurance in the amount of at least $2.25 million, and disability insurance for an amount equal to at least his base salary during the term of this Agreement (including both the period of his employment and his consultation with the Company, as described herein), regardless of whether such benefits are extended to other employees of the Employer.

                (f) Vacations. The Executive shall be entitled to an annual vacation in accordance with the vacation policy of the Employer, which vacation

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shall be taken at a time or times mutually agreeable to the Employer and the
Executive; provided, however, that the Executive shall be entitled to at least three weeks paid vacation annually.

                 (g) Withholding. The Employer shall be entitled to withhold from amounts payable to the Executive hereunder, any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold. The Employer shall be entitled to rely upon the opinion of its legal counsel or financial advisor with regard to any question concerning the amount or requirement of any such withholding.

           3. Confidentiality and Loyalty. The Executive acknowledges that heretofore or hereafter during the course of his employment he has produced and may hereafter produce and have access to material, records, data, trade secrets and information not generally available to the public (collectively, "Confidential Information") regarding the Employer and its subsidiaries and affiliates. Accordingly, during and subsequent to termination of this Agreement, the Executive shall hold in confidence and not directly or indirectly disclose, use, copy or make lists of any such Confidential Information, except to the extent that such information is or thereafter becomes lawfully available from public sources, or such disclosure is authorized in writing by the Employer, required by a law or any competent administrative agency or judicial authority, or otherwise as reasonably necessary or appropriate in connection with performance by the Executive of his duties hereunder. All records, files, documents and other materials or copies thereof relating to the Employer's business which the Executive shall prepare or use, shall be and remain the sole property of the Employer, shall not be removed from the Employer's premises without its written consent, and shall be promptly returned to the Employer upon termination of the Executive's employment hereunder. The Executive agrees to abide by the Employer's reasonable policies, as in effect from time to time, respecting avoidance of interests conflicting with those of the Employer.

         4. Term and Termination.

                  (a) Basic Term. The Executive's employment commenced on January 1, 2000, prior to the formation of the corporation. The Executive continued his employment for Mobilepro Corp., which entered into a Merger Agreement with the Employer under the terms of an Employment Agreement and a Restated Employment Agreement. Any deferred salary owed and agreed to under the Employment Agreement and the Restated Employment Agreement with Mobilepro Corp. remains owed and due, and has not been waived by the Executive, and is adopted by the Employer under this Agreement. In addition, this term of employment under the present Agreement shall continue for three years from the date of this Agreement, the 6th of June 2001, which is the effective date (the "Effective Date"), and shall automatically extend for one (1) additional year commencing on each anniversary of the Effective Date unless terminated by either party effective as of the last day of the then current three (3) year period by written notice to that effect delivered to the other not less than sixty (60) days prior to the anniversary of such Effective Date. Subsequently, the Executive will remain a consultant to the firm for a period of two years.

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                  (b) Premature Termination. In the event of the termination of this Agreement by the Employer for any reason prior to the last day of the then current term, then the Employer shall pay the Executive severance pay as follows:

                           (i) If termination occurs for a reason stated in accordance with the provisions of paragraph (d) of this Section 4 (i.e., for "cause"), then such severance pay shall total an amount equal to the one half of the annual salary stated above, which shall be payable monthly in equal installments for a period of six months following the date of termination, on the first day of each month, beginning with the month following the date of termination;

                           (ii) If termination occurs for any reason other than a termination in accordance with the provisions of paragraph (d) of this Section 4 (i.e., for "cause"), then notwithstanding any mitigation of damages by the Executive, the Employer shall pay the Executive the amount of the annual base salary for a period of two years, which shall be payable monthly in equal installments for a period of two years following the date of termination, on the first day of each month, beginning with the month following the date of termination; however, such amount shall not become due, owed, or payable in the event that the Executive is engaged as a Consultant according to the terms described below upon the termination of employment, in which case, the provisions governing payment of the Executive as a Consultant shall apply;

                           (iii) In any event, the Employer shall continue to make such contributions to any employee benefit plan for which the Executive was entitled to participate in immediately prior to the date of such termination and provide coverage under any health insurance program maintained by the Employer, for the remainder of the term of this Agreement; provided, however, that the continued payment of these amounts by the Employer shall not offset or diminish any compensation or benefits accrued as of the date of termination.

                           (iv) Payment to the Executive will be made on a monthly basis during the remaining term of this Agreement. At the election of the Employer, payments may be made in a lump sum.

                  (c)      Constructive Termination.

                          (i) If at any time during the term of this Agreement, except in connection with a termination pursuant to paragraph (d) of this Section 4, the Executive is Constructively Discharged (as hereinafter defined) then the Executive shall have the right, by written notice to the Employer within sixty (60) days of such Constructive Discharge, to terminate his services hereunder, effective as of thirty (30) days after such notice, and the Executive shall have no further obligations under this Agreement other than as provided

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         in Section 3 hereof. Payment to the Executive will be made on a monthly basis according to the terms of section 4(b) above regarding premature termination.

                  (ii) For purposes of this Agreement, the Executive shall be "Constructively Discharged" upon the occurrence of any one of the following events:

                           (1) The Executive is not re-elected or is removed from the positions with the Employer set forth in Section 1 hereof, other than as a result of the Executive's election or appointment to positions of equal or superior scope and responsibility; or

                           (2) The Executive shall fail to be vested by the Employer with the powers, authority and support services of any of said offices; or

                  (iii) The Employer shall notify the Executive that the employment term of the Executive will not be extended or further extended, as set forth in paragraph (a) of this Section 4; or

                  (iv) The Employer changes the primary employment location of the Executive to a place that is more than twenty
                           (20) miles from the primary employment location as of the Effective Date of this Agreement; or

                  (v) The Employer otherwise commits a material breach of its obligations under this Agreement.

         (d) Termination for Cause. This Agreement may be terminated for cause as hereinafter defined. The Executive shall be entitled to at least thirty (30) days' prior written notice of the Employer's intention to terminate his employment for any cause (except the Executive's death) specifying the grounds for such termination, a reasonable opportunity to cure any conduct or act, if curable, alleged as grounds for such termination, and a reasonable opportunity to present to the Board his position regarding any dispute relating to the existence of such cause. In the event termination is based upon a claim of physical or mental incapacity, and a dispute regarding the Executive's disability arises between the Executive and the Employer, each party shall choose a physician who together will choose a third physician to make a final determination. "Cause" shall mean:

                  (i) the Executive's death or his permanent disability, which shall mean the Executive's inability, as a result of physical or mental incapacity, substantially to perform his duties hereunder for a period of six (6) consecutive months;

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                  (ii)     a material violation by the Executive of any
                           applicable material law or regulation respecting the business of the Employer;

                  (iii) the Executive being found guilty of a felony or an act of dishonesty in connection with the performance of his duties as an officer of the Employer, or which disqualifies the Executive from serving as an officer or director of the Employer; or

                  (iv) the willful or negligent failure of the Executive to perform his duties hereunder in any material respect.

         (e) Termination upon Death. In the event payments are due and owing under this Agreement at the death of the Executive, payment shall be made to such beneficiary as Executive may designate in writing, or failing such designation, to the executor of his estate, in full settlement and satisfaction of all claims and demands on behalf of the Executive. Such payments shall be in addition to any other death benefits of the Employer for the benefit of the Executive and in full settlement and satisfaction of all payments provided for in this Agreement.

         (f) Termination upon Disability. The Employer may terminate the Executive's employment after the Executive is determined to be disabled under the current Employer program or by a physician engaged by the Employer. In the event of a dispute regarding the Executive's disability, each party shall choose a physician who together will choose a third physician to make a final determination. The Executive shall be entitled to the compensation and benefits provided for under this Agreement for any period during the term of this Agreement and prior to the establishment of the Executive's disability during which the Executive is unable to work due to a physical or mental infirmity. Notwithstanding anything contained in this Agreement to the contrary, until the date specified in a notice of termination relating to the Executive's disability, the Executive shall be entitled to return to his positions with the Employer as set forth in this Agreement in which event no disability of the Executive will be deemed to have occurred.

         (g) Termination upon Change of Control.

                  (i) In the event of a Change in Control (as defined below) of the Employer and the termination of the Executive's employment under either A or B below, the Executive shall be entitled to a payment equal to two (2) times the value of: (x) any salary and most recent bonus or incentive payments the Executive would have received had his termination been made pursuant to Subsection (b) plus (y) the value of any contributions to any employee benefit plan for which the Executive was entitled to participate in immediately prior to the date of such termination, and continued coverage under any health, hospital and

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         dental insurance then maintained for the Executive by the Employer for the remainder of the term of this Agreement. The following shall constitute termination under this paragraph:

                           B. The Executive terminates his employment under this Agreement by a written notice to that effect delivered to the Board within one (1) year after the Change in Control.

                           C. The Agreement is terminated by the Employer or its successor either in contemplation of or after the Change in Control.

                  (ii) If it is determined, in the opinion of the certified public accountants then regularly retained by the Employer in consultation with legal counsel acceptable to the Executive, that any amount payable to the Executive by the Employer under this Agreement, or any other plan or agreement under which the Executive participates or is a party, would constitute an "Excess Parachute Payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and be subject to the excise tax imposed by
         Section 4999 of the Code (the "Excise Tax"), the Employer shall pay to the Executive the amount of such Excise Tax and all federal and state income or other taxes with respect to the payment of the amount of such Excise Tax, including all such taxes with respect to any such additional amount. If at a later date, the Internal Revenue Service assesses a deficiency against the Executive for the Excise Tax which is greater than that which was determined at the time such amounts were paid, the Employer shall pay to the Executive the amount of such Excise Tax plus any interest, penalties and professional fees or expenses, incurred by the Executive as a result of such assessment, including all such taxes with respect to any such additional amount. The highest marginal tax rate applicable to individuals at the time of payment of such amounts will be used for purposes of determining the federal and state income and other taxes with respect thereto. The Employer shall withhold from any amounts paid under this Agreement the amount of any Excise Tax or other federal, state or local taxes then required to be withheld. Computations of the amount of any supplemental compensation paid under this subparagraph shall be made by the independent public accountants then regularly retained by the Employer in consultation with legal counsel acceptable to Executive. The Employer shall pay all accountant and legal counsel fees and expenses.

                  (iii) For purposes of this paragraph, the term "Change in Control" shall mean the following:

                           A. The consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act)

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                                    of fifty-one percent (51.0%) or more of the
                                    combined voting power of the then
                                    outstanding voting securities of the
                                    Employer; or

                           B. The individuals who, as of the date hereof, are members of the Board cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the stockholders of the Employer, of any new director was approved by a vote of a majority of the Board, and such new director shall, for purposes of this Agreement, be considered as a member of the Board; or

                           C.       Approval by stockholders of the Employer of:
                                    (1) a merger or consolidation if the
                                    stockholders immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities outstanding immediately before such merger or consolidation; or (2) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets of the Employer.

                  (iv) Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because fifty percent (50.0%) or more of the combined voting power of the then outstanding securities of the Employer are acquired by: (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the Employer; or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Employer in the same proportion as their ownership of stock immediately prior to such acquisition.

         (h) Treatment of Incentive Plan Grants. Notwithstanding any contained in Section 14 of the Company's Employee Stock Incentive Plan ("Incentive Plan") to the contrary, if Executive's employment is terminated, Executive shall retain all of the shares of restricted stock, stock appreciation rights and stock options granted to Executive under the Incentive Plan, whether vested or unvested. At the time of his termination, all unvested options to purchase shares of stock of the Company owned by or owing to the Executive shall automatically vest in the Executive. In addition, the Company shall pay the taxes due for any shares sold at that time.

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         5. Non-Competition Covenant.

             (a) Restrictive Covenant. In consideration of this Agreement and the payment of the amounts described in Section 2 hereof, the Executive hereby agrees that, except with the express prior written consent of the Employer, for a period of one (1) year after the termination by the Executive of his employment with the Employer, (the "Restrictive Period"), he will not directly or indirectly compete with the business of the Employer, including, but not by way of limitation, by directly or indirectly owning, managing, operating, controlling, financing, or by directly or indirectly serving as an employee, officer or director of or consultant to, or by soliciting or inducing, or attempting to solicit or induce, any employee or agent of Employer to terminate employment with Employer and become employed by any person, firm, partnership, corporation, trust or other entity which owns or operates a business similar to that of the Employer (the "Restrictive Covenant"). If the Executive violates the Restrictive Covenant and the Employer brings legal action for injunctive or other relief, the Employer shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the Restrictive Covenant. Accordingly, the Restrictive Covenant shall be deemed to have the duration specified herein computed from the date the relief is granted but reduced by the time between the period when the Restrictive Period began to run and the date of the first violation of the Restrictive Covenant by the Executive. In the event that a successor assumes and agrees to perform this Agreement, this Restrictive Covenant shall continue to apply only to the primary service area of the Employer as it existed immediately before such assumption and shall not apply to any of the successor's other offices. The foregoing Restrictive Covenant shall not prohibit the Executive from owning directly or indirectly capital stock or similar securities which are listed on a securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System do not represent more than five percent (5%) of the outstanding capital stock of any Corporation.

             (b) Remedies for Breach of Restrictive Covenant. The Executive acknowledges that the restrictions contained in Sections 3 and 5 of this Agreement are reasonable and necessary for the protection of the legitimate business interests of the Employer, that any violation of these restrictions would cause substantial injury to the Employer and such interests, that the Employer would not have entered into this Agreement with the Executive without receiving the additional consideration offered by the Executive in binding himself to these restrictions and that such restrictions were a material inducement to the Employer to enter into this Agreement. In the event of any violation or threatened violation of these restrictions, the Employer, in addition to and not in limitation of, any other rights, remedies or damages available to the Employer under this Agreement or otherwise at law or in equity, shall be entitled to preliminary and permanent injunctive relief to prevent or restrain any such violation by the Executive and any and all persons directly or indirectly acting for or with him, as the case may be.

         6. Intercorporate Transfers. If the Executive shall be voluntarily transferred to an affiliate of the Employer, such transfer shall not be deemed to terminate or modify this Agreement and the employing corporation to which the Executive shall have been transferred shall, for all purposes of this Agreement, be construed as standing in the same place and stead as the Employer as of the

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date of such transfer. For purposes hereof, an affiliate of the Employer shall mean any corporation directly or indirectly controlling, controlled by, or under common control with the Employer.

         7. Interest in Assets. Neither the Executive nor his estate shall acquire hereunder any rights in funds or assets of the Employer, otherwise than by and through the actual payment of amounts payable hereunder; nor shall the Executive or his estate have any power to transfer, assign, anticipate, hypothecate or otherwise encumber in advance any of said payments; nor shall any of such payments be subject to seizure for the payment of any debt, judgment, alimony, separate maintenance or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise of the Executive.

         8. Indemnification.

            (a) The Employer shall provide the Executive (including his heirs, personal representatives, executors and administrators) for the term of this Agreement with coverage under a standard directors' and officers' liability insurance policy at the Employer's expense.

            (b) In addition to the insurance coverage provided for in paragraph
(a) of this Section 8, the Employer shall hold harmless and indemnify the Executive (and his heirs, executors and administrators) to the fullest extent permitted under applicable law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been an officer of the Employer (whether or not he continues to be an officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

            (c) In the event the Executive becomes a party, or is threatened to be made a party, to any action, suit or proceeding for which the Employer has agreed to provide insurance coverage or indemnification under this Section 8, the Employer shall, to the full extent permitted under applicable law, advance all expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement (collectively "Expenses") incurred by the Executive in connection with the investigation, defense, settlement, or appeal of any threatened, pending or completed action, suit or proceeding, subject to receipt by the Employer of a written undertaking from the Executive: (i) to reimburse the Employer for all Expenses actually paid by the Employer to or on behalf of the Executive in the event it shall be ultimately determined that the Executive is not entitled to indemnification by the Employer for such Expenses; and (ii) to assign to the Employer all rights of the Executive to indemnification, under any policy of directors' and officers' liability insurance or otherwise, to the extent of the amount of Expenses actually paid by the Employer to or on behalf of the Executive.

         9. General Provisions.

            (a) Successors; Assignment. This Agreement shall be binding upon and inure to the benefit of the Executive, the Employer and his and its respective personal representatives, successors and assigns, and any successor or assign of the Employer shall be deemed the "Employer" hereunder. The Employer shall

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require any successor to all or substantially all of the business and/or assets of the Employer, whether directly or indirectly, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Employer would be required to perform if no such succession had taken place.

            (b) Entire Agreement; Modifications. This Agreement constitutes the entire agreement between the parties respecting the subject matter hereof, and supersedes all prior negotiations, undertakings, agreements and arrangements with respect thereto, whether written or oral. Except as otherwise explicitly provided herein, this Agreement may not be amended or modified except by written agreement signed by the Executive and the Employer.

            (c) Enforcement and Governing Law. The provisions of this Agreement shall be regarded as divisible and separate; if any of said provisions should be declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected thereby. This Agreement shall be construed and the legal relations of the parties hereto shall be determined in accordance with the laws of the State of Illinois without reference to the law regarding conflicts of law.

            (d) Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Executive within thirty (30) miles from the location of the Employer, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of his right to be paid through the date of termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

            (e) Legal Fees. All reasonable legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Employer if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement.

            (f) Waiver. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party, shall be deemed a waiver of any similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

            (g) Notices. Notices pursuant to this Agreement shall be in writing and shall be deemed given when received; and, if mailed, shall be mailed by United States registered or certified mail, return receipt requested, postage prepaid; and if to the Employer, addressed to the principal headquarters of the Employer, attention: Chairman; or, if to the Executive, to the address set forth below the Executive's signature on this Agreement, or to such other address as the party to be notified shall have given to the other.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.




CRAFTCLICK.COM, INC.                        SCOTT R. SMITH



By: /s/ Howard Geisler                       /s/ Scott R. Smith
   ------------------------------------    -----------------------------
Name: Howard Geisler                          1240 Alexandria Blvd.
     ----------------------------------    -----------------------------
     Chairman of the Board of Directors       Crystal Lake, IL  60014
                                           -----------------------------










                                 Page 13 of 13